EXHIBIT 24.4
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of NORTEL NETWORKS CORPORATION (the “Corporation”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C. 20549, pursuant to the provisions of the U.S. Securities Act of 1933, as amended, an amendment to the registration statement on Form S-4, Registration No. 333-145972 (the “Registration Statement”), hereby constitutes and appoints Gordon A. Davies, Anna Ventresca and Tracy Connelly McGilley, his true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments (including post-effective amendments) thereto, and other documents related thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal and to file such Registration Statement and amendments thereto, with all exhibits thereto, and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney in the capacity and on the date indicated.

Signature	Title	Date

/s/ P.S. Binning P. S. Binning	Executive Vice-President and Chief Financial Officer	December 20, 2007